UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  November 15, 2006

PRIMEDEX HEALTH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	0-19019	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California 90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On November 15, 2006, Primedex Health Systems, Inc., a New York corporation “Primedex,” “we” or “us” held a special meeting of its stockholders at which they approved the acquisition by us of Radiologix, Inc., a Delaware corporation (“Radiologix”).  Following the special meeting, we issued a press release announcing the approval of the acquisition by our stockholders and the Radiologix stockholders at their respective special stockholder meetings.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by this reference.

Immediately after obtaining stockholder approval, we completed the acquisition of Radiologix pursuant to the merger agreement, dated as of July 6, 2006, among us, Radiologix, PR Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of ours, and Radnet Management, Inc., a California corporation, a direct wholly-owned subsidiary of ours and sole stockholder of PR Acquisition Corporation.  Pursuant to the merger agreement, PR Acquisition Corporation merged with and into Radiologix and Radiologix became an indirect wholly-owned subsidiary of Primedex.

Radiologix shareholders received an aggregate consideration of 22,621,922 shares of Primedex common stock and $42,950,000 in cash (less the consideration paid to holders of Radiologix stock options). Based on the closing price of Primedex common stock on the OTC Bulletin Board on November 14, 2006 of $2.80 per share, each Radiologix stockholder who complies with the provisions of the merger agreement for the tender of their shares will receive $1.79 in cash for each Radiologix share, plus one share of Primedex common stock for a total consideration of $4.59 per share.  Radiologix shareholders will collectively own approximately 33% of the Primedex shares on a fully-diluted basis following the acquisition.

We issued a press release announcing the completion of the acquisition; a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by this reference.

Item 5.03.              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

Our Board of Directors on November 15, 2006 approved a change in the fiscal year end of Primedex from October 31 to December 31.  Primedex’s new fiscal year will end on December 31, rather than on October 31.  We will file a transition report on Form 10-Q for the transition period.

Item 8.01               Other Events

In addition to approving the acquisition of Radiologix at our special meeting, our stockholders also approved each of the following proposals as described in the final joint proxy statement filed with the Securities and Exchange Commission on October 20, 2006:

(i)            the election of Howard G. Berger, M.D., John V. Crues, III, M.D., Norman R. Hames, Lawrence L. Levitt and David L. Swartz as Primedex directors;

(ii)           a proposal to amend Primedex’s Certificate of Incorporation to change Primedex’s name to “RadNet, Inc.”;

(iii)          a proposal to amend Primedex’s Certificate of Incorporation to (a) increase the number of authorized shares of Primedex common stock from 100,000,000 shares to 200,000,000 shares and reduce the par value of each share of common stock from $0.01 to $0.0001, (b) undesignate all of Primedex’s preferred stock, and (c) increase the authorized number of shares of Primedex preferred stock from 10,000,000 shares to 30,000,000 shares and reduce the par value of each share of preferred stock from $0.01 to $0.0001;

(iv)          a proposal to amend Primedex’s Certificate of Incorporation to implement stock transfer restrictions to preserve Primedex’s unrestricted use of its net operating loss carry forwards;

(v)           a proposal to adopt Primedex’s 2006 Stock Incentive Plan;

(vi)          a proposal to amend Primedex’s Certificate of Incorporation to affect a one-for-two reverse stock split; and

(vii)         ratification of the appointment of Moss Adams LLP as Primedex’s independent registered public accounting firm for the fiscal year ended October 31, 2006.

We filed today an amendment to our Certificate of Incorporation to implement the stock transfer restrictions and to undesignate all of our preferred stock and we intend to file on November 27, 2006, an amendment to our Certificate of Incorporation to change our name, our authorized capitalization and to affect the reverse stock split.

Item 9.01                                   Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Primedex intends to file the financial statements of the business acquired under cover of a Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)           Pro Forma Financial Information

Primedex intends to file the pro forma financial information required by this item under cover of a Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1

Press Release, dated November 15, 2006, issued by Primedex Health Systems, Inc. (“Primedex”) announcing approval by the stockholders of Primedex and the stockholders of Radiologix, Inc. (“Radiologix”) of the acquisition of Radiologix by Primedex.

99.2	Press Release, dated November 15, 2006, issued by Primedex announcing the completion of the acquisition of Radiologix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2006	Primedex Health Systems, Inc.

/s/ Howard G. Berger, M.D.
Howard G. Berger, M.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1

Press Release, dated November 15, 2006, issued by Primedex Health Systems, Inc. announcing approval by the stockholders of Primedex and the stockholders of Radiologix, Inc. (“Radiologix”) of the acquisition of Radiologix by Primedex.

99.2	Press Release, dated November 15, 2006, issued by Primedex announcing the completion of the acquisition of Radiologix.